UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☐                            Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a–12

ASPEN INSURANCE HOLDINGS LIMITED

(Name of Registrant as Specified In Its Charter)

ENDURANCE SPECIALTY HOLDINGS LTD.

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 27, 2014 (June 25, 2014)

Date of Report (Date of earliest event reported)

Endurance Specialty Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-31599	98-0392908
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Waterloo House, 100 Pitts Bay Road

Pembroke HM 08, Bermuda

(Address of principal executive offices, including zip code)

(441) 278-0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Commitment Letter Joinder

On June 25, 2014, Endurance Specialty Holdings Ltd. (the “Company” or “Endurance”) entered into a joinder letter (the “Commitment Letter Joinder”) to the Company’s commitment letter with Morgan Stanley Senior Funding, Inc., dated June 2, 2014 (the “Commitment Letter”), previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 6, 2014, which amended the Commitment Letter to, among other things, add Morgan Stanley Bank, N.A.; JPMorgan Chase Bank, N.A.; Wells Fargo Bank, National Association; Bank of Montreal, Chicago Branch; Lloyds Bank plc and ING Bank N.V. as additional financial institutions providing the commitments thereunder.

Amendment to the Revolving Credit Agreement

On June 25, 2014, the Company entered into the First Amendment (the “Amendment”) to the Credit Agreement, dated as of April 19, 2012 (the “Revolving Credit Agreement”), among the Company, various designated subsidiaries of the Company, JPMorgan Chase Bank, N.A., as the administrative agent (the “Administrative Agent”), and a syndicate of commercial banks. The Amendment also amends the Security Agreement, dated as of April 19, 2012, among the Company and various designated subsidiaries of the Company, Deutsche Bank Trust Company Americas, as collateral agent, and the Administrative Agent. The Amendment contains certain amendments to such agreements to facilitate the proposed acquisition of Aspen Insurance Holdings Limited (“Aspen”) and to change certain other provisions of the Credit Agreement by, among other things, increasing the maximum permitted leverage ratio (calculated as provided in the Credit Agreement) from 0.35:1.00 to 0.40:1.00 until the last day of the third full fiscal quarter following the consummation of any acquisition of Aspen, increasing the permitted amount of letters of credit and unsecured indebtedness and increasing the threshold amounts for cross-defaults, judgment defaults, and defaults under the Employee Retirement Income Security Act of 1974, as amended. Certain of the amendments become effective only upon consummation of an acquisition of Aspen.

The description contained herein of the Commitment Letter Joinder and the Amendment and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to such agreements, which are attached to this Current Report on Form 8-K as Exhibit 10.1 and 10.2, respectively, and which are incorporated by reference herein.

Additional Information about the Proposed Transaction and Where to Find It

This Current Report on Form 8-K and the exhibits hereto relate to the offer commenced by Endurance to exchange each issued and outstanding common share of Aspen (together with associated preferred share purchase rights) for $49.50 in cash, 0.9197 Endurance common shares, or a combination of cash and Endurance common shares, subject to a customary proration mechanism. This Current Report on Form 8-K and the exhibits hereto are for informational purposes only and do not constitute an offer to exchange, or a solicitation of an offer to exchange, Aspen common shares, nor are they a substitute for the Tender Offer Statement on Schedule TO or the preliminary Prospectus/Offer to Exchange included in the Registration Statement on Form S-4 (including the Letter of Transmittal and Election and related documents and as amended from time to time, the “Exchange Offer Documents”) that Endurance has filed with the SEC. The Endurance exchange offer will be made only through the Exchange Offer Documents.

This Current Report on Form 8-K and the exhibits hereto are not a substitute for any other relevant documents that Endurance may file with the SEC or any other documents that Endurance may send to its or Aspen’s shareholders in connection with the proposed transaction. Endurance has sent to Aspen shareholders a solicitation statement with respect to the solicitation of (i) written requisitions that the board of directors of Aspen convene a special general meeting of Aspen’s shareholders to vote on an increase in the size of Aspen’s board of directors from 12 to 19 directors and (ii) Aspen shareholder support for the proposal of a scheme of arrangement by Endurance which will entail the holding of a court-ordered meeting of Aspen shareholders at which Aspen’s shareholders would vote to approve a scheme of arrangement under Bermuda law pursuant to which Endurance would acquire all of Aspen’s outstanding common shares on financial terms no less favorable than those contained in its acquisition proposal announced on June 2, 2014 (the “Solicitation Statement”).

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INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE EXCHANGE OFFER DOCUMENTS AND THE SOLICITATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ENDURANCE HAS FILED OR MAY FILE WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. All such documents, when filed, are available free of charge at the SEC’s website (www.sec.gov) or by directing a request to Endurance at Investor Relations, +1 441-278-0988 (phone), investorrelations@endurance.bm (email).

Participants in the Solicitation

Endurance and its directors and certain of its executive officers and employees may be deemed to be participants in any solicitation of shareholders in connection with the proposed transaction. Information about Endurance’s directors, executive officers and employees who may be deemed to be participants in the solicitation, including a description of their direct and indirect interests, by security holdings or otherwise, is set forth in the Solicitation Statement and Endurance’s proxy statement, dated April 9, 2014, for its 2014 annual general meeting of shareholders.

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Item 9.01. Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Commitment Letter Joinder, dated June 25, 2014

10.2	First Amendment, dated June 25, 2014, to the Credit Agreement, dated as of April 19, 2012

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 27, 2014

By:	/s/ John V. Del Col
Name:	John V. Del Col
Title:	General Counsel & Secretary

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Exhibit 10.1

EXECUTION VERSION

Morgan Stanley Senior Funding, Inc.

1585 Broadway

New York, NY 10036

Endurance Specialty Holdings Ltd.

Wellesley House

90 Pitts Bay Road

Pembroke, HM 08

Bermuda

June 25, 2014

PROJECT SAIL

$1,000,000,000 Senior Unsecured 364-Day Bridge Facility

Joinder Agreement to Commitment Letter

Ladies and Gentlemen:

Reference is made to the Commitment Letter regarding a $1,000,000,000 Senior Unsecured 364-Day Bridge Term Loan Facility, dated June 2, 2014 (together with the exhibits and annexes attached thereto, as modified hereby, the “Commitment Letter”) between Morgan Stanley Senior Funding, Inc. (“MSSF” and, in its capacity as a Commitment Party, the “Initial Commitment Party”) and Endurance Specialty Holdings Ltd., a Bermuda exempted company (the “Borrower”). Capitalized terms used but not defined herein are used with the meanings assigned to them in the Commitment Letter. This Joinder Agreement to Commitment Letter (this “Joinder Agreement”) sets forth the understanding and agreement of the parties hereto regarding the joinder of each party identified on the signature pages hereof as an additional “Commitment Party” (each an “Additional Commitment Party”, collectively, the “Additional Commitment Parties” and, together with the Initial Commitment Party, the “Commitment Parties”) to the Commitment Letter.

Each Additional Commitment Party (a) commits, on a several but not joint basis, on the terms and conditions set forth herein and in the Commitment Letter to provide a portion of the Facility in a principal amount not exceeding the amount specified on its signature page hereto (such amount its “Maximum Commitment Amount”) and (b) becomes a party to the Commitment Letter as a Commitment Party thereunder having such commitment with the same force and effect as if originally named therein as a Commitment Party. The commitment of each Commitment Party to provide a portion of the Facility under this Joinder Agreement or the Commitment Letter is referred to herein as its “Commitment” and collectively as the “Commitments”. The Commitment of each Additional Commitment Party is subject to the negotiation, execution and delivery of a credit agreement and other definitive documentation for the Facility that is reasonably satisfactory to the Borrower and the Arranger consistent with the Commitment Letter and the other applicable conditions set forth in the Commitment Letter.

On or promptly following the date hereof, in connection with the primary syndication of the Facility by MSSF in its capacity as the Arranger, the Arranger shall allocate (the “Commitment Allocation”) the Commitments among the Commitment Parties in active consultation with the Borrower; provided, however, that pursuant to the Commitment Allocation, (i) the Commitment allocated to any Additional Commitment Party shall not exceed its Maximum Commitment Amount and (ii) any reduction of the Additional Commitment Parties’ Commitments below their respective Maximum Commitment Amounts shall not be required to be made on a pro rata basis. On the date of the Commitment Allocation (the “Allocation Date”), after active consultation with the Borrower, the Arranger shall notify the Additional Commitment Parties and the Borrower of the Commitment Allocation in the form of Schedule I hereto (the “Commitment Schedule”), whereupon the Commitments of MSSF under the Commitment

Letter (as in effect immediately prior to the execution hereof) shall, in accordance with the Commitment Letter, be reduced by the aggregate amount of the Commitments of the Additional Commitment Parties pursuant to the Commitment Allocation, such that, the Commitment of each Commitment Party shall be as set forth in the Commitment Schedule and such Commitment Schedule shall be deemed incorporated into this Joinder Agreement.

In connection with each Additional Commitment Party’s Commitment under this Joinder Agreement, it is agreed that such Additional Commitment Party (or such Additional Commitment Party’s applicable affiliate) will be granted the title or designation with respect to the Facility agreed to by the Borrower and the Arranger in writing and as set forth opposite such Additional Commitment Party’s name on the Commitment Schedule.

Each Additional Commitment Party agrees that the syndication of the Facility shall be managed by MSSF in its capacity as the Arranger on the terms set forth in the Commitment Letter. Each Additional Commitment Party acknowledges and agrees that it shall not engage, nor shall it authorize any person on its behalf to engage, in any secondary selling or any solicitation of offers to purchase loans or commitments with respect to the Facility until the Funding Date (unless such secondary selling or such solicitation of offers to purchase loans or commitments is made in accordance with the Commitment Letter). Furthermore, each Additional Commitment Party represents that its Commitment represents a commitment from such Additional Commitment Party only, and does not in any way include a commitment or other arrangement from any other unaffiliated institution.

Each party hereto agrees that each Additional Commitment Party shall be bound by the terms and conditions of the Commitment Letter, and shall have all the rights and obligations with respect to its Commitment, to the same extent as the same are applicable to the Initial Commitment Party, on a several and not joint basis; provided, however, that this paragraph shall not apply to, and the Additional Commitment Parties shall not have any rights or benefits with respect to, (a) roles or titles assigned to MSSF pursuant to the Commitment Letter, (b) the provisions of the Commitment Letter applicable to the Arranger and the Administrative Agent in their capacities as such and (c) any provisions of the Fee Letter.

Each Commitment Party hereto is a full service financial institution engaged, either directly or through its affiliates, in a broad array of activities, including commercial and investment banking, financial advisory, market making and trading, investment management (both public and private investing), investment research, principal investment, financial planning, benefits counseling, risk management, hedging, financing, brokerage and other financial and non-financial activities and services globally. In the ordinary course of their various business activities, each Commitment Party and funds or other entities in which such Commitment Party invests or with which it co-invests, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers. In addition, each Commitment Party may at any time communicate independent recommendations and/or publish or express independent research views in respect of such assets, securities or instruments. Any of the aforementioned activities may involve or relate to assets, securities and/or instruments of the Borrower, the Target Business and/or other entities and persons which may (i) be involved in transactions arising from or relating to the arrangement contemplated by this Joinder Agreement (except as otherwise expressly agreed in writing by the Borrower and the relevant Commitment Party (or their respective affiliates) or (ii) have other relationships with the Borrower or its affiliates.

Each Commitment Party and/or its affiliates are, or may at any time be, a lender under the Existing Credit Agreement (in such capacity, an “Existing Lender”). The Borrower acknowledges and agrees for itself and its subsidiaries that each Existing Lender (a) will be acting for its own account as principal in connection with the Existing Credit Agreement, (b) will be under no obligation or duty as a result of such Commitment Party’s role in connection with the transactions contemplated by this Joinder Agreement or otherwise to take any action or refrain from taking any action (including with respect to voting for or against any requested amendments), or exercising any rights or remedies, that such Existing Lender may be entitled to take or exercise in respect of the Existing Credit Agreement and (c) may manage its exposure to the Existing Credit Agreement without regard to such Commitment Party’s role hereunder, except, in each case, to the extent otherwise agreed by such Existing Lender.

This Joinder Agreement supersedes any commitment advice or similar letter executed by any Additional Commitment Party on or prior to the date hereof in connection with the Facility, which commitment advice or similar letter shall in each case terminate upon the effectiveness of this Joinder Agreement.

This Joinder Agreement may not be assigned by any party hereto without the prior written consent of the Arranger and the Borrower (and any purported assignment without such consent shall be null and void); provided, however, that a Commitment Party may assign its Commitment only to the extent permitted by, and in accordance with, the terms of the Commitment Letter. This Joinder Agreement is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto and each indemnified person of each Additional Commitment Party.

This Joinder Agreement and the Commitment Letter (and any other letter agreement or undertaking concerning the Facility, except as otherwise provided therein) may not be amended or waived except by an instrument in writing signed by the Borrower and Commitment Parties (other than Defaulting Commitment Parties (as defined below)) holding a majority of the aggregate commitments (exclusive of the commitments of Defaulting Commitment Parties) to provide the Facility (the “Required Commitment Parties”); provided, however, (i) the Required Commitment Parties shall include at least 2 Commitment Parties and (ii) no such amendment or waiver shall (a) increase or extend the Commitment of any Commitment Party or decrease or extend the date for payment of any fees of any Commitment Party without the prior written consent of such Commitment Party, (b) except as provided in the immediately following sentence, extend the maturity date, any scheduled or mandatory prepayment, or waive any mandatory prepayment of the Loans or date for the payment of any interest or fee on any Loan or commitment, or decrease the rate of interest or fee on any Loan or commitment (other than the rate of interest on overdue amounts), or postpone the date of any scheduled or mandatory reduction, or waive any mandatory reduction, of commitments without the prior written consent of each Commitment Party, (c) modify the terms of this sentence or the section in the Term Sheet captioned “Voting”, or any provision that would require the “pro rata” treatment of the Commitment Parties, without the prior written consent of each Commitment Party directly adversely affected thereby or (d) modify or otherwise affect the rights or duties of the Arranger or the Administrative Agent without the prior written consent of the Arranger or the Administrative Agent, as applicable. Notwithstanding anything to the contrary herein or in the Commitment Letter or any other letter agreement or undertaking concerning the Facility, (a) the Commitment of any Commitment Party may be increased solely with the written consent of such Commitment Party, Borrower and the Arranger (not to be unreasonably withheld or delayed) (without the consent of any other Commitment Party), (b) the Commitment Parties (other than Defaulting Commitment Parties) holding in excess of two-thirds of the aggregate commitments (exclusive of the commitments of Defaulting Commitment Parties) to provide the Facility may, without the consent of any other Commitment Party, increase the $75,000,000 cap referred to in clause (C) of the definition of Excluded Equity set forth in Exhibit A to the Commitment Letter, or waive or postpone any mandatory prepayment or commitment reduction otherwise required from the proceeds of the issuance of equity or equity-linked securities, including mandatorily exchangeable or convertible securities, issued to fund any increase in the cash portion of the aggregate consideration payable in connection with the Acquisition and

(c) in the event any Commitment Party shall become and continue to be a Defaulting Commitment Party or shall fail to consent to an amendment, waiver or other modification to this Joinder Agreement or the Commitment Letter that requires the consent specified in clauses (a) through (c) of the immediately preceding sentence and that has been consented to by the Required Commitment Parties (each, a “Non-Consenting Lender”), the Borrower may, upon notice to such Commitment Party and the Arranger, either replace such Commitment Party by causing such Commitment Party to assign its rights and obligations hereunder (including the Commitment Letter) to one or more assignees procured by the Borrower or terminate the Commitment of such Commitment Party, provided that the Borrower has paid all fees owing to such Commitment Party at the time of such assignment or termination and, so long as, in the case of the assignment by a Non-Consenting Lender, the assignee lender provides the requisite consent. Each Commitment Party agrees that, if necessary to effectuate any assignment of such Commitment Party’s interest hereunder in the circumstances contemplated by the preceding sentence, it shall promptly execute an assignment agreement in form reasonably satisfactory to it, the Borrower and the Arranger; provided that the failure of any such Commitment Party to execute any such assignment shall not render such assignment invalid. For purposes hereof, “Defaulting Commitment Party” shall mean any Commitment Party that (a) has failed to fund all or any portion of its Commitment when required to do so in accordance with the terms and conditions of the Commitment Letter, (b) has notified the Borrower or the Arranger in writing that it does not intend to comply with its funding obligations hereunder or under the Commitment Letter, or has made a public statement to that effect, (c) has failed, within two business days after written request by the Arranger or the Borrower, to confirm in writing to the Arranger and the Borrower that it will comply with its prospective funding obligations hereunder or under the Commitment Letter, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any law relating to liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debt relief law of any applicable jurisdiction from time to time in effect and affecting the rights of creditors generally, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar person charged with reorganization or liquidation of its business or assets, including the United States Federal Deposit Insurance Corporation or any other regulatory authority acting in such a capacity; provided that a Commitment Party shall not be a Defaulting Commitment Party solely by virtue of the ownership or acquisition of any equity interest in that Commitment Party or any direct or indirect parent company thereof by a governmental authority so long as such ownership interest does not result in or provide such Commitment Party with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Commitment Party (or such governmental authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Commitment Party.

This Joinder Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Joinder Agreement by electronic transmission shall be effective as delivery of a manually executed counterpart hereof. This Joinder Agreement and the Commitment Letter constitute the entire agreement among the parties hereto with respect to the Additional Commitment Parties’ respective Commitments and the fee compensation with respect thereto. No individual has been authorized by any Additional Commitment Party or any of its respective affiliates to make any oral or written statements that are inconsistent with this Joinder Agreement. Following the execution and delivery of this Joinder Agreement by each of the parties hereto, the Commitment Letter and this Joinder Agreement shall be construed as a single instrument to the extent necessary to give effect to the provisions hereof and thereof. Notwithstanding any provision hereof or of the Commitment Letter, it is agreed and understood that all obligations of each of the Commitment Parties, whether pursuant hereto or pursuant to the Commitment Letter, shall be several and not joint obligations.

This Joinder Agreement shall be governed by, and construed in accordance with the law of the State of New York (and each Additional Commitment Party hereby expressly acknowledges and agrees that it shall be subject to Section 6 of the Commitment Letter as a party thereto); provided that the foregoing shall not modify the governing law provisions set forth in the Commitment Letter. Each party hereto hereby waives any right it may have to a trial by jury with respect to any claim, action, suit or proceeding arising out of or contemplated by this Joinder Agreement. Each party hereto hereby submits to the exclusive jurisdiction of the federal and New York State courts located in the County of New York in connection with any dispute related to, contemplated by or arising out of this Joinder Agreement and agrees that any service of process, summons, notice or document by registered mail addressed to such party at its address on the first page hereof or, in the case of any Additional Commitment Party, on its signature page hereto, shall be effective service of process for any suit, action or proceeding relating to any such dispute. Each party hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any such suit, action or proceeding brought in any such court and agrees that any final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and may be enforced in other jurisdictions by suit upon the judgment or in any other manner provided by law.

This Joinder Agreement (including all of the terms of the Commitment Letter) and the other terms and conditions contained herein shall be subject to the same confidentiality provisions applicable to the Commitment Letter as provided in Section 8 of the Commitment Letter.

Each Additional Commitment Party acknowledges that it has, independently and without any reliance upon MSSF or any of its affiliates, or any of its officers, directors, employees, agents, advisors or representatives, and based on the financial statements of the Borrower and its consolidated subsidiaries and the Target Business and such other documents as it has deemed appropriate, made its own credit analysis and decision to provide a Commitment and enter into this Joinder Agreement.

The compensation, reimbursement, indemnification, confidentiality and syndication provisions contained herein or in the Commitment Letter shall remain in full force and effect regardless of whether the Credit Documentation shall be executed and delivered and notwithstanding the termination of this Joinder Agreement, the Commitment Letter or each Commitment Party’s Commitment; provided, that the Borrower’s obligations hereunder or under the Commitment Letter, other than with respect to the compensation, reimbursement, indemnification, confidentiality and syndication shall automatically terminate and be superseded by the provisions of the Credit Documentation upon the effectiveness thereof; provided, further, that, in the case of the syndication provision, such provision shall terminate upon the later of the Funding Date and the Syndication Date. The Borrower may terminate the Commitment Parties’ commitments to the Facility hereunder at any time subject to the provisions of the immediately preceding sentence.

All Commitments of the Additional Commitment Parties shall continue until the earliest to occur of (i) the execution and delivery of the Credit Documentation for the Facility by all parties thereto, (ii) the Commitment Termination Date, if the applicable Credit Documentation shall not have been executed and delivered by all parties thereto by such date, (iii) the abandonment or withdrawal of the Offer by the Borrower or lapse of the Offer (other than in connection with the execution of the Merger Agreement or the effectiveness of the Scheme), in each case when publicly disclosed by the Borrower (A) pursuant to a public filing with the SEC or (B) in an official press release issued by the Borrower; and (iv) termination by the Borrower of its obligations under the Merger Agreement to consummate the Merger when publicly disclosed by the Borrower (A) pursuant to a public filing with the SEC or (B) in an official press release issued by the Borrower.

If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms hereof by returning to us an executed counterpart hereof.

Very truly yours,

JPMorgan Chase Bank, N.A., as an Additional Commitment Party

By:	/s/ Melvin Jackson
	Name:	Melvin Jackson
	Title:	Executive Director

Maximum Commitment Amount: $150,000,000

Address for notices:

383 Madison Avenue, Floor 23

New York, NY 10179

[Signature Page to Project Sail Joinder Agreement]

Wells Fargo Bank, National Association, as an Additional Commitment Party

By:	/s/ Grainne M. Pergolini
	Name:	Grainne M. Pergolini
	Title:	Director

Maximum Commitment Amount: $150,000,000

Address for notices:

MAC Y1375-080

8th Floor

One South Broad Street

Philadelphia, PA 19107

Bank of Montreal, Chicago Branch, as an Additional Commitment Party

By:	/s/ Debra Basler
	Name:	Debra Basler
	Title:	Managing Director

Maximum Commitment Amount: $100,000,000

Address for notices:

115 South LaSalle Street 25th Floor West

Chicago, IL 60603

Lloyds Bank plc, as an Additional Commitment Party

By:	/s/ Stephen Giacolone
	Name:	Stephen Giacolone
	Title:	Assistant Vice President G011

By:	/s/ Craig Meisner
	Name:	Craig Meisner
	Title:	Managing Director – Head of Loan Markets

Maximum Commitment Amount: $50,000,000

Address for notices:

Lloyds Bank plc, New York

1095 Avenue of the Americas, 35th Floor

New York, New York 10036

NewYorkOperations@lbusa.com

ING Bank N.V., as an Additional Commitment Party

By:	/s/ M Riordan
	Name:	M Riordan
	Title:	Authorised Signatory

By:	/s/ G Kelly
	Name:	G Kelly
	Title:	Authorised Signatory

Maximum Commitment Amount: $50,000,000

Address for notices:

ING Bank N.V.

60 London Wall

London

EC2M 5TQ

United Kingdom

Attn:	N J Marchant

Director

Accepted and agreed to as of

the date first written above by:

MORGAN STANLEY SENIOR FUNDING, INC.

By:	/s/ Subha Lakshmi Ghosh-Kohl
	Name:	Subha Lakshmi Ghosh-Kohli
	Title:	Authorized Signatory

ENDURANCE SPECIALTY HOLDINGS LTD.

By:	/s/ John V. Del Col
	Name:	John V. Del Col
	Title:	General Counsel

[Signature Page to Project Sail Joinder Agreement]

Schedule I

to Joinder Agreement to Commitment Letter

Commitment Schedule

Commitment Party	Commitment
Morgan Stanley Senior Funding, Inc.		$500,000,000.00
JPMorgan Chase Bank, N.A.		$150,000,000.00
Wells Fargo Bank, National Association		$150,000,000.00
Bank of Montreal, Chicago Branch		$100,000,000.00
Lloyds Bank plc		$50,000,000.00
ING Bank N.V.		$50,000,000.00

	Total: $	1,000,000,000

Titles

Commitment Party	Title(s)
Morgan Stanley Senior Funding, Inc.	Sole Lead Arranger, Sole Bookrunner and Administrative Agent
JPMorgan Chase Bank, N.A.	Documentation Agent
Wells Fargo Bank, National Association	Documentation Agent
Bank of Montreal, Chicago Branch	Managing Agent
Lloyds Bank plc	Participant
ING Bank N.V.	Participant

2

Exhibit 10.2

EXECUTION

FIRST AMENDMENT

First Amendment, dated as of June 25, 2014 (this “Amendment”), to the Credit Agreement (as defined below) and the Security Agreement (as defined below), by and among Endurance Specialty Holdings Ltd., a company organized under the laws of Bermuda (the “Parent Borrower”), each Designated Subsidiary Borrower (as defined in the Credit Agreement (as defined below)) party hereto, Deutsche Bank Trust Company Americas, as Collateral Agent under the Security Agreement (as defined below) and the lending institutions party hereto.

WHEREAS, the Parent Borrower, the lending institutions from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”) and the Designated Subsidiary Borrowers from time to time party thereto entered into that certain Credit Agreement dated as of April 19, 2012 (the “Credit Agreement”);

WHEREAS, the Parent Borrower, the Designated Subsidiary Borrowers from time to time party thereto and Deutsche Bank Trust Company Americas, as Collateral Agent and as Custodian (the “Collateral Agent”), and the Administrative Agent entered into that certain Pledge and Security Agreement, dated as of April 19, 2012 (the “Security Agreement”);

WHEREAS, each Borrower and the Required Lenders (as defined in the Credit Agreement) have agreed, on the terms and subject to the conditions set forth herein, to amend the Credit Agreement in the manner set forth herein; and

WHEREAS, each Borrower, the Collateral Agent, the Required Lenders and the Majority Tranche 1 Lenders have agreed, on the terms and subject to the conditions set forth herein, to amend the Security Agreement in the manner set forth herein.

NOW, THEREFORE, in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used and not defined herein have the meanings given to them in the Credit Agreement (as amended hereby).

SECTION 2. Amendments to the Credit Agreement. The Credit Agreement is hereby amended as follows:

(a) Section 6.01 of the Credit Agreement is hereby amended to delete the reference to “and each of its” immediately after the phrase “Parent Borrower” in the first line thereof and replace such reference with “, each of the Designated Subsidiary Borrowers and each of the Material”.

(b) Section 6.05(b) of the Credit Agreement is hereby amended to (1) delete the first reference to “or other Indebtedness or financing of any Borrower, nor the use” appearing therein and replace such reference with “or the issuance of any Letters of Credit, nor the use by any Borrower or any Subsidiary” and (2) delete the second reference to “or other Indebtedness or financing of any Borrower will be used” appearing therein and replace such reference with “(except as specifically set forth in Section 6.05(a)(iii)) or any Letter of Credit will be used by any Borrower or any Subsidiary”.

(c) Section 6.18 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“6.18 Anti-Corruption Laws and Sanctions. The Parent Borrower has implemented and maintains in effect policies and procedures designed to promote compliance by the Parent Borrower, its Subsidiaries and their respective directors, officers, employees and agents who have authority to underwrite insurance policies on behalf of the Parent Borrower or any of its Subsidiaries with Anti-Corruption Laws and applicable Sanctions, and the Parent Borrower and its Subsidiaries are in compliance with applicable Sanctions in all material respects. None of the Parent Borrower, any Subsidiary or, to the knowledge of the Parent Borrower or such Subsidiary, any of their respective directors, officers or employees is a Sanctioned Person.”

(d) Section 7.01(g)(iv) of the Credit Agreement is hereby amended to insert the phrase “which would be materially adverse to any Regulated Insurance Company” immediately following the phrase “or the taking of any other action” appearing therein.

(e) Section 7.06 of the Credit Agreement is hereby amended by adding at the end of such section the following:

“The Parent Borrower will, and will cause each of its Subsidiaries to, maintain in effect and enforce policies and procedures designed to promote compliance by the Parent Borrower, its Subsidiaries and their respective directors, officers, employees and agents who have authority to underwrite insurance policies on behalf of the Parent Borrower or any of its Subsidiaries with Anti-Corruption Laws and applicable Sanctions.”

(f) Section 8.02(a)(i) of the Credit Agreement is hereby amended to (1) add the words “or other entity” immediately after the word “corporation” in each place where such word appears in clause (i) thereof, (2) add the phrase “(or, in the case of any merger, consolidation or amalgamation consummated in connection with the Transaction, no Event of Default pursuant to Section 9.01(i), 9.01(ii) or 9.05)” immediately after the phrase “no Default or Event of Default” appearing in clause (y) thereof, (3) add a reference to “, consolidate” immediately after the word “merge” in each place where such word appears in clause (i) thereof and (4) add a reference to “, consolidation” immediately after the word “merger” in each place where such word appears in clause (i) thereof.

(g) Section 8.02(a)(ii) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(ii) Subsidiaries of the Parent Borrower may merge, consolidate or amalgamate with one another or with any other Person so long as the surviving entity is a Subsidiary of the Parent Borrower (subject, in the case of mergers, consolidations or

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amalgamations involving the Parent Borrower or Designated Subsidiary Borrowers, to compliance with the preceding clause (i)) and, with respect to any such merger, consolidation or amalgamation of any Subsidiary with another Person that is not the Parent Borrower or a Subsidiary, immediately after giving effect to any such merger, consolidation or amalgamation, no Default or Event of Default (or, in the case of any merger, consolidation or amalgamation consummated in connection with the Transaction, no Event of Default pursuant to Section 9.01(i), 9.01(ii) or 9.05) shall have occurred and be continuing”

(h) Section 8.02(b) of the Credit Agreement is hereby amended to insert the words “other than Unrestricted Margin Stock” immediately following the words “with or without recourse)” set forth therein.

(i) Section 8.02(c) of the Credit Agreement is hereby amended to insert the phrase “(or, in the case of any such acquisition consummated in connection with the Transaction, no Event of Default pursuant to Section 9.01(i), 9.01(ii) or 9.05)” immediately after the phrase “no Default or Event of Default” set forth therein.

(j) Section 8.03 of the Credit Agreement is hereby amended to insert the words “(other than Unrestricted Margin Stock)” immediately following the words “tangible or intangible” in the second line thereof.

(k) Section 8.04(b) of the Credit Agreement is hereby amended to (1) delete clause (v) appearing therein and replace such clause (v) with the following clause (v):

“(v) (A) Indebtedness of any Person existing at the time such Person is merged, consolidated or amalgamated with or into the Parent Borrower or any of its Subsidiaries and not created in contemplation of such event and any refinancings, renewals, extensions, restructurings or replacements thereof (without increasing, or shortening the maturity of, the principal amount thereof except by the amount of accrued and unpaid interest and premium thereon and reasonable and customary fees and expenses in connection therewith) and (B) Indebtedness in an aggregate principal amount outstanding at any time not exceeding 10% of Consolidated Tangible Net Worth,”

and (2) delete clauses (vii) and (viii) appearing therein and replace such clauses (vii) and (viii) with the following clauses (vii) and (viii),

“(vii) other unsecured Indebtedness in an aggregate principal amount not to exceed $50,000,000 at any time outstanding, and”

“(viii) letters of credit (other than Letters of Credit issued pursuant to this Agreement) in an aggregate amount not to exceed $300,000,000 at any time outstanding.”

(l) Section 8.09 of the Credit Agreement is hereby amended and restated in its entirety as follows:

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“The Parent Borrower will not permit the Leverage Ratio at any time to be greater than 0.35:1.00; provided that during the period commencing on the date of the consummation of the Transaction and ending on the last day of the third full fiscal quarter following the consummation of the Transaction, the Leverage Ratio may exceed 0.35:1.00 but shall in no event be greater than 0.40:1.00.”

(m) Section 8.11 of the Credit Agreement is hereby amended to add the phrase “to the extent any such Private Act is materially adverse to the Lenders” at the end of such section before the period.

(n) Section 8.12 of the Credit Agreement is hereby amended to delete the word “and” immediately before clause (iii) and replace it with a comma and add the following after clause (iii) before the period:

“, (iv) prohibitions or restrictions existing under or by reason of any Indebtedness incurred to finance the Transaction or the documents executed in connection therewith, in each case solely to the extent such prohibitions or restrictions are no more burdensome on the Parent Borrower and its Subsidiaries than those set forth herein and (v) prohibitions or restrictions applicable to the Specified Entity or any of its Subsidiaries or any of their respective assets at the time the Specified Entity is merged, consolidated or amalgamated with or into the Parent Borrower or any of its Subsidiaries and not created in contemplation of the Transaction.”

(o) A new Section 8.14 is added to the Credit Agreement immediately following Section 8.13, as follows:

“Use of Proceeds. Neither the Parent Borrower nor any of its Subsidiaries shall use the proceeds of any Revolving Loan or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in material violation of any Anti-Corruption Laws, or (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country.”

(p) Section 9.03 of the Credit Agreement is hereby amended to delete the reference to “Section 7.02(ii),” therefrom.

(q) Section 9.04 of the Credit Agreement is hereby amended (1) to delete each reference to “$50,000,000” therein and replace each such reference with “$100,000,000”, (2) to insert the words “(other than any such default, event or condition arising solely out of the violation by the Parent Borrower or any of its Subsidiaries of any covenant or agreement in any way restricting the Parent Borrower’s or any such Subsidiary’s right or ability to sell, pledge or otherwise dispose of Unrestricted Margin Stock)” immediately following the words “or condition exist” in clause (a)(ii) thereof and (3) to insert the words “unless such

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Indebtedness is declared due and payable, or required to be prepaid, solely by reason of the violation by the Parent Borrower or any of its Subsidiaries of any covenant or agreement in any way restricting the Parent Borrower’s or any such Subsidiary’s right or ability to sell, pledge or otherwise dispose of Unrestricted Margin Stock” immediately following the words “prior to the stated maturity thereof” in clause (b) thereof.

(r) Section 9.06 of the Credit Agreement is hereby amended to delete the reference to “$30,000,000” therein and to replace such reference with “$60,000,000.”

(s) Section 9.07 of the Credit Agreement is hereby amended to delete the reference to “$75,000,000” therein and to replace such reference with “$100,000,000.”

(t) Section 10 of the Credit Agreement is amended to add the following definitions thereto in appropriate alphabetical order and, where applicable, delete and replace in their entirety the corresponding previously existing definitions:

“Anti-Corruption Laws” shall mean the United States Foreign Corrupt Practices Act of 1977, as amended, and other laws, rules and regulations of any jurisdiction applicable to the Parent Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Restricted Margin Stock” shall mean Margin Stock owned by the Parent Borrower or any of its Subsidiaries which represents not more than 25% of the aggregate value (determined in accordance with Regulation U of the Board of Governors of the Federal Reserve System), on a consolidated basis, of the property and assets of the Parent Borrower and its Subsidiaries (including any Margin Stock) that is subject to the provision of Sections 8.02 and 8.03.

“Sanctioned Country” shall mean, at any time, a country or territory that is itself the subject or target of any Sanctions (as of June 24, 2014, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or by the European Union or Her Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person more than 50% owned or controlled by any such Person.

“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the European Union or Her Majesty’s Treasury of the United Kingdom.

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“Specified Entity” shall mean Aspen Insurance Holdings Limited, a Bermuda company.

“Transaction” shall mean the acquisition, directly or indirectly by the Parent Borrower, of at least a majority of the outstanding ordinary shares of the Specified Entity or all or a substantial portion of the assets of the Specified Entity and its Subsidiaries in one or a series of transactions, including, without limitation, the merger of the Specified Entity with the Parent Borrower or a Subsidiary.

“Unrestricted Margin Stock” shall mean any Margin Stock owned by the Parent Borrower or any of its Subsidiaries which is not Restricted Margin Stock.

(u) The definition of “Eurodollar Rate” appearing in Section 10 of the Credit Agreement is amended and restated in its entirety as follows:

“Eurodollar Rate” shall mean with respect to any Eurodollar Loan for any Interest Period, (i) the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for Dollars for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters Screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case, the “Screen Rate”) at approximately 11:00 A.M., London time, two Business Days prior to the commencement of such Interest Period (provided that, if the Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) with respect to Dollars, then the Eurodollar Rate shall be the Interpolated Rate at such time; provided further that, if any such rate is less than 0%, such rate will be deemed to be 0%) divided (and rounded upward to the next whole multiple of 1/100 of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D). “Interpolated Rate” shall mean, at any time, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the Screen Rate for the longest period (for which that Screen Rate is available in Dollars) that is shorter than the Impacted Interest Period and (b) the Screen Rate for the shortest period (for which that Screen Rate is available for Dollars) that exceeds the Impacted Interest Period, in each case, at such time.

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(v) The definition of “Lender Default” appearing in Section 10 of the Credit Agreement is amended to delete the reference to “in the case of either clause (i) or (ii) above as a result of the appointment of a receiver or conservator with respect to such Lender at the direction or request of any regulatory agency or authority” and replace such reference with “unless such refusal or notification indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to provide its portion of such Borrowing or otherwise comply with its obligations under Sections 1.01, 2A or 2B has not been satisfied and has not been waived by the Lenders in accordance with Section 12.11”.

(w) The definition of “Material Adverse Effect” appearing in Section 10 of the Credit Agreement is amended to (1) delete the reference to “, property” after the words “effect on the business, operations” appearing therein and (2) add the word “payment” immediately prior to the word “obligations” appearing therein.

(x) Section 12.04(b) of the Credit Agreement is hereby amended to insert the words “or any other central bank having jurisdiction over such Lender” immediately following each reference to “Federal Reserve Bank” appearing in the last sentence thereof.

(y) Section 12.07 of the Credit Agreement is hereby amended by adding a new clause (d) at the end of such section as follows:

(d) Unless otherwise expressly provided herein, (a) references to organization documents, agreements (including the Credit Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, subject to any restrictions on such amendments, restatements, extensions, supplements and other modifications set forth herein or in any other Credit Document; and (b) references to any law, rule or regulation shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law, rule or regulation.

SECTION 3. Amendments to the Security Agreement. Section 4.01 of the Security Agreement is hereby amended by deleting the period at the end of clause (e) thereof and substituting in lieu thereof the following:

“; provided, however, that notwithstanding anything to the contrary in this Agreement or the other Credit Documents, this Agreement shall not constitute a grant of a security interest in (and the Collateral shall not include) any Margin Stock.”

SECTION 4.Representations and Warranties. Each Borrower hereby represents and warrants to the Lenders that as of the First Effective Date or the Second Effective Date, as applicable and after giving effect hereto:

(a) this Amendment has been duly authorized, executed and delivered by such Borrower, and each of this Amendment and the Credit Agreement (as amended hereby) constitutes such Borrower’s legal, valid and binding obligation, enforceable against it in accordance with its terms,

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(b) no Default or Event of Default has occurred and is continuing, and

(c) all representations and warranties of such Borrower contained in the Credit Agreement (as amended hereby) and the other Credit Documents are true and correct in all material respects on and as of the date hereof (except with respect to representations and warranties expressly made only as of an earlier date, which representations were true and correct in all material respects as of such earlier date).

SECTION 5. Effectiveness.

(a) This Amendment (other than the amendments set forth in Sections 2(k)(2), 2(l), 2(q)(1), 2(r) and 2(s) hereof) shall become effective as of the first date (the “First Effective Date”) on which the following conditions are satisfied:

(i) the Administrative Agent shall have received counterparts hereof duly executed and delivered by each Borrower, the Required Lenders, the Majority Tranche 1 Lenders and the Collateral Agent;

(ii) all representations and warranties of the Borrowers contained in the Credit Agreement (as amended hereby) and the other Credit Documents shall be true and correct in all material respects (except with respect to representations and warranties expressly made only as of an earlier date, which representations shall be true and correct in all material respects as of such earlier date);

(iii) there shall exist no Default or Event of Default; and

(iv) receipt by the Administrative Agent of all reasonable out-of-pocket costs and expenses of the Administrative Agent for which invoices have been presented at least one Business Day prior to the First Effective Date.

(b) The amendments set forth in Sections 2(k)(2), 2(l), 2(q)(1), 2(r) and 2(s) shall become effective on the first date (the “Second Effective Date”) on which the First Effective Date shall have occurred and the Transaction shall have been consummated.

SECTION 6. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Collateral Agent under the Credit Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Borrower to a consent to, or a waiver, amendment, modification or

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other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. This Amendment shall constitute a Credit Document for all purposes of the Credit Agreement as amended hereby and the other Credit Documents. All representations and warranties made by each Borrower herein shall be deemed made under the Credit Agreement with the same force and effect as if set forth in full therein. On and after the First Effective Date or the Second Effective Date, as applicable, any reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the Credit Agreement, “thereunder”, “thereof”, “therein” or words of like import in any other Credit Document, shall mean the Credit Agreement as modified hereby.

SECTION 7. Expenses. The Borrowers agree to pay and reimburse the Administrative Agent for its reasonable out-of-pocket costs and expenses in connection with this Amendment, including the reasonable fees and disbursements of its counsel.

SECTION 8. Consent. Each of the Borrowers hereby consents to this Amendment, and to the amendments and modifications to the Credit Agreement pursuant hereto and acknowledges the effectiveness and continuing validity of its obligations under or with respect to the Credit Agreement, any Security Document and any other Credit Document, as applicable, and its liability for the Obligations pursuant to the terms thereof and that such obligations are without defense, setoff and counterclaim.

SECTION 9. Governing Law; Counterparts.

(a) This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

(b) This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. This Amendment may be delivered by facsimile or other electronic imaging means of the relevant executed signature pages hereof.

SECTION 10. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

ENDURANCE SPECIALTY HOLDINGS LTD.

By:	/s/ Michael J. McGuire
	Name:	Michael J. McGuire
	Title:	Chief Financial Officer

ENDURANCE SPECIALTY INSURANCE LTD.

By:	/s/ Michael J. McGuire
	Name:	Michael J. McGuire
	Title:	Chief Financial Officer

ENDURANCE U.S. HOLDINGS CORP.

By:	/s/ Daniel S. Lurie
	Name:	Daniel S. Lurie
	Title:	President

ENDURANCE WORLDWIDE HOLDINGS LIMITED

By:	/s/ Daniel S. Lurie
	Name:	Daniel S. Lurie
	Title:	Secretary

ENDURANCE WORLDWIDE INSURANCE LIMITED

By:	/s/ Daniel S. Lurie
	Name:	Daniel S. Lurie
	Title:	Secretary

[Signature Page to First Amendment to the Credit Agreement]

ENDURANCE REINSURANCE CORPORATION OF AMERICA

By:	/s/ Daniel S. Lurie
Name: Daniel S. Lurie
Title: Secretary

ENDURANCE AMERICAN INSURANCE COMPANY

By:	/s/ Daniel S. Lurie
Name: Daniel S. Lurie
Title: Secretary

ENDURANCE AMERICAN SPECIALTY INSURANCE COMPANY

By:	/s/ Daniel S. Lurie
Name: Daniel S. Lurie
Title: Secretary

ARMTECH HOLDINGS, INC.

By:	/s/ Daniel S. Lurie
Name: Daniel S. Lurie
Title: Secretary

[Signature Page to First Amendment to the Credit Agreement]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent and Custodian under the Security Agreement

By:	/s/ Waseem A. Chaudhry
Name: Waseem A. Chaudhry
Title: Assistant Vice President

By:	/s/ Lucy Hsieh
Name: Lucy Hsieh
Title: Assistant Vice President

[Signature Page to First Amendment to the Credit Agreement]

JPMORGAN CHASE BANK, N.A., as Lender

By:	/s/ Richard Barracato
Name: Richard Barracato
Title: Vice President

[Signature Page to First Amendment to the Credit Agreement]

Bank of Montreal, as Lender

By:	/s/ Joan Spiotto
Name: Joan Spiotto
Title: Vice President

[Signature Page to First Amendment to the Credit Agreement]

Wells Fargo Bank, National Association, as Lender

By:	/s/ Grainne M. Pergolini
	Name:	Grainne M. Pergolini
	Title:	Director

[Signature Page to First Amendment to the Credit Agreement]

LLOYDS BANK PLC, as Lender

By:	/s/ Stephen Giacolone
Name: Stephen Giacolone G011
Title: Assistant Vice President

By:	/s/ David Popat
Name: David Popat P003
Title: Senior Vice President

[Signature Page to First Amendment to the Credit Agreement]

ING BANK N.V., London Branch, as Lender

By:	/s/ M E R Sharman
Name: M E R Sharman
Title: Managing Director

By:	/s/ M Foren
Name: M Froen
Title: Director

[Signature Page to First Amendment to the Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH, as Lender

By:	/s/ Virginia Cosenza
Name: Virginia Cosenza
Title: Vice President

By:	/s/ Yvonne Tilden
Name: Yvonne Tilden
Title: Director

[Signature Page to First Amendment to the Credit Agreement]

NATIONAL AUSTRALIA BANK LIMITED, as Lender

By:	/s/ Helen Hsu
Name: Helen Hsu
Title: Director

[Signature Page to First Amendment to the Credit Agreement]

Australia and New Zealand Banking Group Limited, as Lender

By:	/s/ Damodar Menon
Name: Damodar Menon
Title: Executive Director

[Signature Page to First Amendment to the Credit Agreement]

BARCLAYS BANK PLC, as Lender

By:	/s/ Karla K. Maloof
Name: Karla K. Maloof
Title: Head of Insurance North America, Corporate Banking

[Signature Page to First Amendment to the Credit Agreement]

HSBC Bank USA, National Association, as Lender

By:	/s/ Jody T Feldman
Name: Jody T Feldman
Title: Director

[Signature Page to First Amendment to the Credit Agreement]

The Bank of Nova Scotia, as Lender

By:	/s/ Thane Rattew
Name: Thane Rattew
Title: Managing Director

[Signature Page to First Amendment to the Credit Agreement]